SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 20, 2004
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1900 9th Avenue, Suite 1100, Seattle, WA 98101
(Address of Principal Executive Offices, including Zip Code)

(206) 366-3700
(Registrant’s Telephone Number, Including Area Code)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement

     On July 20, 2004, Corixa Corporation (“Corixa”) entered into a new manufacturing and supply agreement (the “Agreement”) with SmithKline Beecham Corporation d/b/a GlaxoSmithKline Biologicals (“GSK”) covering the production of Corixa’s flagship adjuvant, monophosphoryl lipid A (“MPL”). Corixa’s MPL adjuvant is a component in GSK’s novel, proprietary adjuvant systems used in the development of future vaccines currently undergoing clinical trials or awaiting regulatory approval.

     The Agreement, which runs through 2012, guarantees payment to Corixa for supplying GSK with increasing annual quantities of MPL peaking in 2008 at the current maximum output of Corixa’s Hamilton, Montana, MPL manufacturing facility (approximately 2 kilograms/year). Under the terms of the Agreement, Corixa has agreed to expand Food and Drug Administration Current Good Manufacturing Practices-compliant MPL production capacity in association with anticipated approvals of GSK vaccines that contain MPL adjuvant.

     Corixa will receive a multi-million dollar up-front licensing fee and will grant GSK a co-exclusive license to manufacture MPL at amounts over and above the maximum annual output from Corixa. The Agreement can be renewed at GSK’s option for multiple, three-year periods beyond 2012. Other key terms of the Agreement include the following: increased base pricing and annual price increases for MPL; payment of royalties to Corixa by GSK on all GSK vaccines containing MPL adjuvant until 10 years after market introduction of GSK’s human papilloma virus vaccine; and a provision for Corixa to repay a prior $5 million loan from GSK in Corixa stock instead of cash.

     The Agreement also calls for GSK and Corixa to co-fund a multi-year MPL adjuvant development program for a large-scale production process. Improvements in the process derived from this work will be co-owned by Corixa and GSK. If the process is implemented and results in increased Corixa plant production capacity, and if GSK subsequently revises orders of MPL to levels above those currently contemplated, GSK will receive a pre-negotiated discount on the amount of MPL it orders over and above current plant capacity.

     A copy of the Agreement is attached as Exhibit 10.1 hereto and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

10.1*	Letter Amendment to MPL Agreements between Corixa Corporation and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, dated July 20, 2004

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: September 24, 2004	By:	/s/ Steven Gillis

	Name:	Steven Gillis, Ph.D.
	Its:	Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	Letter Amendment to MPL Agreements between Corixa Corporation and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, dated July 20, 2004

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.